Exhibit 99.1

7000 Shoreline Ct., Suite 370
South San Francisco, CA  94080
(650) 588-6404
www.hanabiosciences.com
                                                                 Investor & Media Contacts:
Investor Relations Team
investor.relations@hanabiosciences.com
ph. (650) 588-6641

HANA BIOSCIENCES RECEIVES NASDAQ NOTICE; WILL REQUEST HEARING

South San Francisco, CA (March 11, 2009) – Hana Biosciences (Nasdaq:HNAB) today announced that the Company received a letter on March 5, 2009 from the Listing Qualifications Staff of The NASDAQ Stock Market LLC (the “Staff Determination”) notifying the Company that, based upon its non-compliance with the $2.5 million stockholders’ equity requirement for continued listing on The NASDAQ Capital Market, as set forth in NASDAQ Marketplace Rule 4310(c)(3), the Company’s securities were subject to delisting from NASDAQ unless the Company requested a hearing before a NASDAQ Listing Qualifications Panel (the “NASDAQ Panel”).

The Company will request a hearing before the NASDAQ Panel, which will stay any action with respect to the Staff Determination. The Company’s securities will remain listed on NASDAQ, pending a decision by the Panel following the hearing.  There can be no assurance that following the hearing the Panel will grant the Company’s request for continued listing.

The Staff Determination follows correspondence from NASDAQ dated November 19, 2008, which was disclosed by the Company on November 21, 2008, indicating that the Staff was then reviewing the Company’s eligibility for continued listing on The NASDAQ Capital Market.

About Hana Biosciences, Inc.

Hana Biosciences, Inc. (Nasdaq:HNAB) is a biopharmaceutical company dedicated to developing new, differentiated cancer therapies designed to improve and enable current standards of care.  The Company has two lead product candidates that target large markets and are in pivotal and/or proof-of-concept clinical trials.  Marqibo is being developed to treat lymphoid cancers such as ALL and lymphomas.  Menadione topical lotion is a first-in-class compound being developed as a prevention and/or treatment of skin toxicity associated with epidermal growth factor receptor inhibitors like Erbitux® and Tarceva®.  The Company has additional pipeline opportunities that, like Marqibo, improve delivery and enhance the therapeutic index of well characterized, proven chemotherapies.  Further information on Hana Biosciences can be found at www.hanabiosciences.com.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are often, but not always, made through the use of words or phrases such as "anticipates," "expects," "plans," "believes," "intends," and similar words or phrases. These forward-looking statements include without limitation, any statements regarding the Company's ability to obtain any relief from the Nasdaq Panel, its ability to regain compliance with the listing requirements of the Nasdaq Capital Market and maintain its listing on the Nasdaq Capital Market. Such statements involve risks and uncertainties that could cause Hana's actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from these statements. Among other things, there can be no assurances that any of Hana's development efforts relating to its other product candidates will be successful, that Hana will be able to obtain regulatory approval of any of its product candidates, and that the results of clinical trials will support Hana's claims or beliefs concerning the effectiveness of its product candidates. Additional risks that may affect such forward-looking statements include Hana's need to raise additional capital to fund its product development programs to completion, Hana's reliance on third-party researchers to develop its product candidates, and its lack of experience in developing and commercializing pharmaceutical products. Additional risks are described in the company's Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission. Hana assumes no obligation to update these statements, except as required by law.